Exhibit 99.1

Uranium Resources Granted 180-Day Extension by NASDAQ to Regain Compliance with Bid Price Rule

LEWISVILLE, Texas--(BUSINESS WIRE)--July 17, 2012--Uranium Resources, Inc. (NASDAQ: URRE) (“URI” or the “Company”), announced that on July 17, 2012, it received notification from NASDAQ granting an additional 180-day period, or until January 14, 2013, to regain compliance with NASDAQ’s minimum $1.00 bid price per share rule. Under NASDAQ listing rules, the Company was granted this extension because it met the continued listing requirement for market value of publicly held shares and all other applicable NASDAQ listing requirements, except the bid price requirement, and the Company provided written notice to NASDAQ of its intention to cure the bid price deficiency during the second compliance period.

The Company will regain compliance with the minimum bid requirement if at any time prior to January 14, 2013, the bid price for the Company's common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

If the Company does not regain compliance by the end of this second grace period, it will receive notification from NASDAQ that its shares are subject to delisting. At that point the Company may then appeal the delisting determination to a Hearings Panel.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports. None of URI’s properties is currently in production.

URI’s strategy is to fully develop its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, partner with larger mining companies that have undeveloped uranium assets or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT:
Investor Contact:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media Contact:
Mat Lueras, 505-269-8317
Vice President, Corporate Development
mlueras@uraniumresources.com
or
Company Contact:
Don Ewigleben, 972-219-3330
President & Chief Executive Officer